EXHIBIT 10.10

Employee:
Number of Shares:
Date of Award:
Per share fair market value on grant date:

Restrictions lapse on the Dates and as to the number of shares set forth below:

Date	Number of Shares

(first year date)	-0-
(second year date)	-0-
(third year date)	-0-

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement ("Agreement") is made as of the award date set forth above, between MACATAWA BANK CORPORATION, a Michigan corporation ("Macatawa" or the "Company"), and the employee named above ("Employee").  The Employee is employed by Macatawa Bank, a wholly-owned subsidiary of the Company.

The Macatawa Bank Corporation Stock Compensation Plan (the "Plan") is administered by the Compensation Committee of Macatawa Bank Corporation's Board of Directors (the "Committee").  The Committee has determined that Employee is eligible to participate in the Plan.  The Committee has awarded restricted stock to Employee, subject to the terms and conditions contained in this Agreement and in the Plan.

Employee acknowledges receipt of a copy of the Plan and accepts this restricted stock award subject to all of the terms, conditions, and provisions of this Agreement and the Plan.

1.           Award.  Macatawa Bank Corporation hereby awards to Employee shares of Macatawa Bank Corporation's common stock, no par value, as set forth above, and subject to restrictions imposed under this Agreement and the Plan ("Restricted Stock").

2.           Transferability.  Until the restrictions lapse as to shares of Restricted Stocks at the dates set forth above, the Restricted Stock granted under this Agreement is not transferable by Employee except (a) to the Company in the event of Employee's death or disability, or (b) by will or according to the laws of descent and distribution.  If during the Restricted Period Employee assigns, pledges, transfers, or otherwise disposes of the Restricted Stock, voluntarily or involuntarily, except as permitted by this Agreement or the Plan, Employee shall lose all rights to the Restricted Stock, and all Restricted Stock shall promptly be surrendered to the Company.  Macatawa Bank Corporation shall place an appropriate legend upon any certificate representing shares of Restricted Stock awarded under this Agreement.

3.           Lapsing of Restrictions.  Except as otherwise provided in this Agreement, the restrictions imposed on the shares of Restricted Stock awarded pursuant to this Agreement shall lapse on the dates set forth above.  The period during which the Restricted Stock is subject to restrictions imposed by the Plan and under this Agreement shall be known as the "Restricted Period."

4.           Securities Laws.  Employee hereby represents and warrants that Employee is acquiring the Restricted Stock award under this Agreement for Employee's own account and investment and without any intent to resell or distribute the Restricted Stock.  Employee shall not resell or distribute the Restricted Stock after the Restricted Period except in compliance with such conditions as Macatawa Bank Corporation may reasonably specify to ensure compliance with federal and state securities laws.

5.           Termination of Employment.

(a)           General.  Employee's right to the shares of Restricted Stock awarded under this Agreement as to which the restrictions have not lapsed shall cease and terminate immediately upon Employee's termination of employment with Macatawa Bank Corporation or any of its subsidiaries during the Restricted Period for any reason other than Employee's death or disability.

(b)           Death or Disability.  In the event Employee terminates employment during the Restricted Period because of death or disability, Employee's right to the Restricted Stock shall vest as of the termination date, and Employee may then transfer the shares free of restrictions under the Plan or this Agreement, except for restrictions specified by the Company to ensure compliance with federal and state securities laws.

6.           Corporate Changes.  In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares, the aggregate number and class of shares awarded under this Agreement are subject to adjustment as provided in the Plan.  No fractional shares shall be issued, and any fractional shares resulting from adjustments shall be eliminated, with an appropriate cash adjustment.  The Restricted Stock shall vest upon the occurrence of a Change in Control, and the shares may be transferred free of the restrictions under the Plan and this Agreement, except for restrictions that the Company may reasonably specify to ensure compliance with federal and state securities laws; provided, however, that if the vesting, when considered with all payments and benefits from the Company to Employee, constitutes a "parachute payment" under Section 280G(b)(2) of the Code, then Employee's rights to the Restricted Stock shall vest only to the extent that the aggregate present value of all payments and benefits in the nature of compensation to which Section 280G(b)(2) applies does not exceed two hundred ninety-nine percent of Employee's Average Annual Compensation.

7.           Employment by Macatawa Bank Corporation.  The award of Restricted Stock under this Agreement shall not interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate Employee at any time or confer upon Employee any right to continue in the employ of the Company or any of its subsidiaries.

8.           Shareholder Rights.  During the Restricted Period, Employee shall have all rights of a shareholder with respect to the Restricted Stock, including (a) the right to vote any shares at shareholders' meetings, (b) the right to receive, without restriction, all cash dividends paid with respect to the Restricted Stock, and (c) the right to participate with respect to the Restricted Stock in any stock dividend, stock split, recapitalization, or other adjustment in the common stock of the Company or any merger, consolidation, or other reorganization involving an increase or decrease or adjustment in the Company's common stock.  Any new, additional, or different shares or other security received by Employee pursuant to any stock dividend, stock split, recapitalization, or reorganization shall be subject to the same terms, conditions, and restrictions as those relating to the Restricted Stock for which such shares were received.  After the Restricted Stock vests, Employee shall have all shareholder rights, including the right to transfer the shares, subject to such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

9.           Withholding.  The Company or a subsidiary shall make such provisions as it deems appropriate for the withholding of any taxes determined to be required to be withheld in connection with the award of Restricted Stock to Employee or the lapse of restrictions. Withholding may be satisfied by delivery to the Company of previously owned common stock.

10.         Effective Date.  This award of Restricted Stock shall be effective as of the date first set forth above.

11.         Amendment.  This Agreement shall not be modified except in a writing executed by the parties hereto.

12.         Plan Controls.  The Plan is incorporated in this Agreement by reference.  Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan.  In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of the Plan shall control.

This Restricted Stock has been awarded by Macatawa Bank Corporation by authority of its Compensation Committee.

MACATAWA BANK CORPORATION

By

EMPLOYEE

Signature

Note to Employees: Important tax consequences are determined by whether the Employee receiving a Restricted Stock award files an election with the Internal Revenue Service pursuant to Section 83 of the Internal Revenue Code of 1986, as amended.  By signing this Restricted Stock Agreement Employee agrees that he or she is not relying on the Company for any tax advice.